ARTISAN FUNDS, INC.

                                     BYLAWS

                          As Adopted on January 5, 1995
                                       and
                   As Amended and Restated on February 4, 2005

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         Section 1. ANNUAL MEETINGS. Artisan Funds, Inc. (the "Corporation") is not required to hold an Annual Meeting of Shareholders in any year in which the election of Directors, the approval of an investment advisory agreement, the ratification of the selection of independent public accountants or the approval or disapproval of a distribution agreement is not required to be acted upon under the Investment Company Act of 1940. If the Corporation is required to hold a meeting of Shareholders, the meeting shall be designated the Annual Meeting of Shareholders for that year. If an Annual Meeting of Shareholders is held, it shall be held at a date and time determined by the Board of Directors. Any other business may be considered at the Annual Meeting.

         Section 2. SPECIAL MEETINGS. Special Meetings of Shareholders of the Corporation or of a particular Series or Class may be called by the Independent Chair of the Board of Directors, the President and Chief Executive Officer or the Board of Directors; and shall be called by the Secretary whenever ordered by the Independent Chair of the Board of Directors, the President and Chief Executive Officer, any Director other than the Independent Chair of the Board of Directors, or as requested in writing by Shareholders entitled to cast at least 10% of the voting shares entitled to be cast on any issue at the proposed Special Meeting. Such request shall state the purpose of such Special Meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such Special Meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 60 days' notice of the Special Meeting. Unless required by Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a Special Meeting need not be called to consider any matter which is substantially the same as a matter voted on at a Special Meeting of the Shareholders held during the preceding 12 months.

         Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at the office of the Corporation in Milwaukee, Wisconsin, or at such other place within or without the State of Wisconsin as may be fixed by the Board of Directors.

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         Section 4.  NOTICE.  Not less than ten nor more than 60 days before the date of every Annual or Special Meeting of Shareholders, the Secretary or an Assistant Secretary shall give to each Shareholder of record of the Corporation or of the relevant Series or Class written notice of such Meeting. Such notice shall be deemed to have been given when mailed to the Shareholder at his or her address appearing on the books of the Corporation, which shall be maintained separately for the shares of each Series or Class. It shall not be necessary to set forth the business proposed to be transacted in the notice of any Annual Meeting. Notice of a Special Meeting shall include a description of the purpose or purposes for which it is called.

         Section 5. QUORUM. The presence in person or by proxy of holders of one-third of the shares of capital stock of the Corporation entitled to vote without regard to Series or Class shall constitute a quorum at any meeting of the Shareholders, except with respect to any matter which by law requires the approval of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each Series or Class entitled to vote on the matter shall constitute a quorum.

         In the absence of a quorum at any meeting, a majority of those Shareholders present in person or by proxy may adjourn the meeting from time to time to a date not later than 120 days after the original meeting date without further notice than by announcement to be given at the meeting until a quorum, as above defined, shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally called had the same been held at the time so called.

         Section 6. VOTING. At all meetings of Shareholders each Shareholder shall be entitled to one vote or fraction thereof for each share or fraction thereof standing in his or her name on the books of the Corporation on the date for the determination of Shareholders entitled to vote at such meeting.

         Section 7. PROXIES. Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing and signed by the Shareholder or his or her duly authorized attorney-in-fact and dated, but need not be sealed, witnessed or acknowledged.

         Section 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the Shareholders by law, by the Articles of Incorporation or by these Bylaws.


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         Section  2.  NUMBER,  QUALIFICATIONS,  MANNER OF  ELECTION  AND TERM OF
OFFICE. The number of Directors of the Corporation can be changed from time to time to not less than one nor more than ten. Directors need not be Shareholders. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board of Directors pursuant to the foregoing authorization. Each Director shall hold office until the Annual Meeting next held after he or she becomes a Director and until the election and qualification of his or her successor.

         Section 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Wisconsin as the Board designates.

         Section 4. ANNUAL MEETINGS. The Board of Directors shall meet annually for the election of Officers and any other business.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board of Directors may from time to time designate, provided that any Director who is absent when such designation is made shall be given notice of the designation.

         Section 6. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be held at such times and at such places as may be designated in the call of such meeting. Special Meetings shall be called by the Secretary or Assistant Secretary at the request of the Independent Chair of the Board of Directors, any other Director or the President and Chief Executive Officer. If the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Independent Chair of the Board of Directors, such other Director or the President and Chief Executive Officer may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

         Section 7. INDEPENDENT CHAIR AND VICE CHAIR OF THE BOARD OF DIRECTORS. The Board of Directors shall appoint an Independent Chair of the Board of Directors from among the Directors, who shall be an "independent director" (an "independent director" is a director who is not an "interested person" of the Corporation as defined by the Investment Company Act of 1940). The Independent Chair of the Board of Directors shall not be an officer of the Corporation. The Independent Chair of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. The Independent Chair of the Board of Directors shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors or as may be required by law. The Board of Directors may appoint an Independent Vice Chair of the Board of Directors from among the Directors, who shall also be an "independent director". The Independent Vice Chair of the Board of Directors, if one is appointed, shall, when present and in the absence of the Independent Chair of the Board of Directors, preside at all meetings of the Board of Directors, and he or she shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be required by law. Each of the Independent Chair and Vice Chair of the Board of Directors, if any, shall serve (a) until the earlier of (i) the last day of the calendar quarter in which the third anniversary of his or her appointment falls and (ii) his or her successor has been duly appointed and qualified by the Board of Directors, or
(b) until his or her death, or until he or she shall have resigned or have been removed, as herein provided in these Bylaws. The Independent Chair and the Vice Chair of the Board of Directors, if any, may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt or as otherwise determined by the Board of Directors. Each of the Independent Chair and the Vice Chair of the Board of Directors, if any, may be removed by the Board of Directors with or without cause at any time. A vacancy in the office of Independent Chair of the Board of Directors or Independent Vice Chair of the Board of Directors (if one is appointed) may be filled by the vote of the Board of Directors.


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

         Section 8. NOTICE. The Secretary or Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether Annual, Regular or Special, to each member of the Board of Directors by mail, telegram or telephone to his or her last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice. In addition, notice of a meeting need not be given if a written waiver of notice executed by such Director before or after the meeting is filed with the records of the meeting.

         Section 9. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these Bylaws.

         Section 10. QUORUM. At any time when the number of Directors constituting the whole Board of Directors is greater than one, one-third of the entire Board of Directors but not less than two Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation of the Corporation, or these Bylaws. In the absence of a quorum at any meeting a majority of Directors present may adjourn the meeting from day to day or for such longer periods as they may designate until a quorum shall be present. Notice of any adjourned meeting need not be given other than by announcement at the meeting.

         Section 11. RESIGNATIONS. Any Director of the Corporation may resign at any time by written notice to the Corporation. The resignation of any Director shall take effect at the time specified therein or, if no time is specified, when received by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 12. REMOVAL. At any meeting of Shareholders duly called for the purpose, any Director may by the vote of a majority of all of the shares entitled to vote be removed from office. At the same meeting at which a Director is so removed, the vacancy in the Board of Directors may be filled by the election of a Director to serve until the next Annual Meeting of Shareholders and the election and qualification of his or her successor.

         Section 13. VACANCIES. Except as otherwise provided by law, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, a majority of the entire Board of Directors, or by action of the Shareholders. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next Annual Meeting of Shareholders and until the election and qualification of his or her successor.


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         Section  14.  COMPENSATION  OF  DIRECTORS.  The  Directors  may receive compensation for their services as Directors as determined by the Board of Directors and expenses of attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

         Section 15. INFORMAL ACTION BY BOARD OF DIRECTORS. Any action required or permitted to be taken at any Annual, Regular or Special Meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 16. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a regular or special meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.


                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee, which shall consist of two or more Directors.

         Section 2. VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the Executive Committee from any cause may be filled by the Board of Directors.

         Section 3. EXECUTIVE COMMITTEE TO REPORT TO BOARD OF DIRECTORS. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

         Section 4. PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these Bylaws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the members of the Executive Committee present shall be necessary for the taking of any action.


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         Section 5. POWERS OF EXECUTIVE COMMITTEE.  During the intervals between the meetings of the Board of Directors the Executive Committee, except as limited by law or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation.

         Section 6. OTHER COMMITTEES. From time to time the Board of Directors may create any other committee or committees which shall have powers as shall be specified in the resolution creating the committee and as may be delegated by law.

         Section 7. COMPENSATION. The members of any duly appointed committee shall receive such compensation as from time to time may be fixed by the Board of Directors and reimbursement of expenses.

         Section 8. INFORMAL ACTION BY EXECUTIVE COMMITTEE OR OTHER COMMITTEES. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed committee may be taken without a meeting if written consent to such action is signed by all members of such committee and such written consent is filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The Officers of the Corporation shall be a President and Chief Executive Officer, a Treasurer, and a Secretary. The Board of Directors may elect or appoint other Officers or agents, including a Chief Financial Officer, a General Counsel, one or more Vice Presidents, a Chief Compliance Officer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any number of offices.

         Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors, provided that the Chief Compliance Officer must be approved by a majority of the "independent directors". Each Officer shall hold office for one year and until the election and qualification of his or her successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board of Directors. The Board of Directors may elect or appoint additional Officers or agents at any Regular or Special Meeting of the Board of Directors.

         Section 3. REMOVAL. The Board of Directors may remove any Officer with or without cause at any time, provided that a majority of the independent directors must approve the removal of the Chief Compliance Officer.

         Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         Section  5.  VACANCIES.  A  vacancy  in any  office  because  of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

         Section 6. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Executive Committee. The President and Chief Executive Officer (a) shall have general and active management of the business and affairs of the Corporation, (b) shall see that all orders and resolutions of the Board of Directors are carried into effect, and (c) shall have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the President and Chief Executive Officer. In the absence of the Independent Chair and the Vice Chair of the Board of Directors (if any), in the event of the Independent Chair's or Vice Chair's inability or refusal to act, or upon the delegation of authority by the Independent Chair or Vice Chair, the President and Chief Executive Officer shall preside at the meetings of Shareholders and of the Board of Directors, unless another presiding officer is designated by the Board of Directors. Unless other provisions are made therefor by the Board of Directors or the Executive Committee, the President and Chief Executive Officer shall employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Executive Committee.

         Section 7. CHIEF FINANCIAL OFFICER. In the absence of the President and Chief Executive Officer, or in the event of the President and Chief Executive Officer's inability or refusal to act, the Chief Financial Officer shall perform the duties of the President and Chief Executive Officer and when so acting shall have all the powers of the President and Chief Executive Officer, subject to the control of the Board of Directors. The Chief Financial Officer (a) shall be the principal officer of the Corporation for all financial matters; (b) shall have general supervision of the finances, property and other assets of the Corporation; (c) shall assure that all books and accounts of the Corporation are accurately kept; (d) shall present annually full and detailed financial statements, properly audited by independent auditors, to the Board of Directors;
(e) shall have the power to execute all contracts, agreements, directives, authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the Chief Financial Officer; and (f) shall perform such other duties, as from time to time, may be assigned to him or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer.


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         Section 8. GENERAL  COUNSEL.  In the absence of the President and Chief
Executive Officer and the Chief Financial Officer, or in the event of the President and Chief Executive Officer's or the Chief Financial Officer's inability or refusal to act, the General Counsel shall perform the duties of the President and Chief Executive Officer and when so acting shall have all the powers of the President and Chief Executive Officer, subject to the control of the Board of Directors. The General Counsel (a) shall be the principal consulting officer of the Corporation for all legal matters; (b) shall be responsible for and direct all counsel, attorneys, employees, and agents in the performance of all legal services for and on behalf of the Corporation; (c)
shall  have  the  power  to  execute  all  contracts,  agreements,   directives,
authorizations and other instruments of the Corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation not including the General Counsel; and (d) shall perform such other duties as, from time to time, may be assigned to him or her or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer.

         Section 9. VICE PRESIDENT. In the absence of the President and Chief Executive Officer, the Chief Financial Officer and the General Counsel, or in the event of the President and Chief Executive Officer's, the Chief Financial Officer's or the General Counsel's inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation then in the order of their election) shall perform the duties of the President and Chief Executive Officer and when so acting shall have the powers of the President and Chief Executive Officer, subject to the control of the Board of Directors. The Vice President shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Executive Committee or the President and Chief Executive Officer.

         Section 10. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer (a) shall be the Chief Compliance Officer of the Corporation within the meaning of Rule 38a-1 (Compliance Procedures and Practices of Certain Investment Companies) under the Investment Company Act of 1940; (b) shall discharge his or her responsibilities under that rule, as from time to time in effect; and (c) shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer, provided that no Director, Officer or other employee shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the Chief Compliance Officer in the performance of his or her duties under such Rule 38a-1.

         Section 11. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of Shareholders, and of the Board of Directors and of any committee of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the Seal of the Corporation and shall see that the Seal is affixed to all documents the execution of which on behalf of the Corporation under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each Shareholder, and make all proper changes in such register, retaining and filing his or her authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer.


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         Section 12. TREASURER.  The Treasurer (a) shall have supervision of the custody of all funds and securities of the Corporation, subject to applicable law; and (b) shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer.

         Section 13. ASSISTANT OFFICERS. Each assistant to an Officer, including but not limited to any Assistant Vice President, any Assistant Secretary and any Assistant Treasurer, shall have such authority and perform such duties as may be assigned to him or her by the Board of Directors, the Executive Committee or the President and Chief Executive Officer. At the request of the Officer to whom he or she is an assistant, an Assistant Officer may temporarily perform the duties of that Officer, and when so acting shall have the powers of and be subject to the restrictions imposed upon that Officer.

         Section 14. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors, provided that the salary of the Chief Compliance Officer must be approved by a majority of the independent directors. No Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATES. No certificates certifying the ownership of shares shall be issued except as the Board of Directors may otherwise authorize. In the event that the Board of Directors authorize the issuance of share certificates, subject to the provisions of Section 4 of this Article V, each Shareholder shall be entitled to a certificate stating, among other things, the number and class of shares and the designation of the series, if any, owned by him or her, in such form as shall be prescribed from time to time by the Board of Directors. All share certificates shall be signed by the President and Chief Executive Officer, or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and may be sealed with the Seal of the Corporation. The signatures may be either manual or facsimile signatures and the Seal may be either facsimile or any other form of seal. Certificates for shares for which the Corporation has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance.

         In lieu of issuing certificates for shares, the Board of Directors or the Transfer Agent shall issue receipts thereof in accordance with the Wisconsin Business Corporation Law to the record holders of such shares, who shall be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         Section 2. TRANSFER OF SHARES. Shares of each Series and Class shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of the certificate, if any, representing the shares to be transferred properly endorsed.

         Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders of a Series or Class entitled to notice of or to vote at any meeting of Shareholders or to receive payment of any dividend or right. Such date shall in any case not be more than 70 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. Only Shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case any share certificate is lost, mutilated or destroyed the Board of Directors may issue a new certificate in place thereof upon indemnity to the relevant Series or Class against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

         Section 5. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Board of Directors may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Corporation.

                                   ARTICLE VI

                 AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

         Section 1. AGREEMENTS, ETC. The Board of Directors or the Executive Committee may authorize any Officer or Officers, or agent or agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, employee or employees, or agent or agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation on behalf of any Series or Class and a bank or trust company appointed as custodian of the Corporation's assets.

         Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, employee or employees, or agent or agents as may be authorized by the Board of Directors or the Executive Committee.

                                   ARTICLE VII

                                BOOKS AND RECORDS

         Section 1. LOCATION. The books and records of the Corporation, including the stock ledger or ledgers, may be kept in or outside the State of Wisconsin at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 1. SEAL. The Seal of the Corporation shall be a disk inscribed with the words "Artisan Funds, Inc. 1995 - Incorporated Wisconsin".

         Section 2. FISCAL YEAR. The Fiscal Year of the Corporation shall be designated from time to time by the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 1. DEFINITIONS. For purposes of this Article IX:

            (a) "Corporate Status" means, with respect to any Indemnitee, such Indemnitee's present or past status as: (i) a director or officer of the Corporation; (ii) a person who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise; or (iii) a person who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

            (b) "Disabling Conduct" means, with respect to any Indemnitee: (i) a final adjudication, or other determination in accordance with Section 4(b) of this Article IX, that an act or omission of such Indemnitee, in the performance of such Indemnitee's duties in a Corporate Status that gave rise to the claims, issues or matters asserted against such Indemnitee in a Proceeding, constituted a breach of or failure to perform a duty that such Indemnitee owed to the Corporation and the breach or failure to perform constituted any of the following: (1) a willful failure to deal fairly with the Corporation or its Shareholders in connection with a matter in which such Indemnitee had a material conflict of interest, (2) a violation of the criminal law, unless such Indemnitee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which such Indemnitee derived an improper personal profit, or
(4) willful misconduct; or (ii) with respect to any liability of such Indemnitee to the Corporation or its security holders, a final adjudication, or other determination in accordance with Section 4(b) of this Article IX, that such Indemnitee, in the performance of such Indemnitee's duties in a Corporate Status that gave rise to the claims, issues or matters asserted against such Indemnitee in a Proceeding, engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of such Indemnitee's duties in such Corporate Status.

            (c) "Disinterested Director" means a director of the Corporation (i) who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by an Indemnitee, and (ii) who is not an "interested person" of the Corporation as that term is defined by
Section 2(a)(19) of the Investment Company Act of 1940, or who is an "interested person" solely by reason of being an officer of the Corporation.

            (d) "Expenses" means all reasonable attorneys' fees and disbursements, retainers, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, computerized legal research costs, printing and binding costs, telephone, facsimile and other technology charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending or investigating, or preparing to prosecute, defend or investigate, or being or preparing to be a witness in, a Proceeding.

            (e) "Indemnified Parties" means, with respect to any Indemnitee, such Indemnitee's spouse, such Indemnitee's heirs, the executors, administrators and other legal representatives of such Indemnitee's estate, the beneficiaries of such Indemnitee's estate, including without limitation any trust created by will, and the trustees and beneficiaries thereof, and any other trust as to which such Indemnitee is a grantor or beneficiary, and the trustees and beneficiaries thereof.

            (f) "Indemnitee" means any individual who is or was a director or officer of the Corporation, and in the event any such individual is deceased at the time in question, includes each Indemnified Party of such Indemnitee.

            (g) "Independent Counsel" means an attorney who, or a law firm the attorneys of which, is selected or appointed in accordance with Section 4(c) of this Article IX and which: (i) at the time of selection and within two (2) years prior to that time is not and has not served as Independent Counsel pursuant to the terms of this Article IX, or any indemnification agreement between the Corporation and an Indemnitee, with respect to a Proceeding other than the Proceeding with respect to which the Indemnitee seeks indemnification or advancement of Expenses; (ii) has experience in matters of corporate governance and investment company law; (iii) at the time of selection as Independent Counsel and within two (2) years prior to that time, is not representing and has not represented the Corporation, the Indemnitee, or any other party to the Proceeding with respect to which the Indemnitee seeks indemnification or advancement of Expenses, in or with respect to any legal matter; and (iv) confirms in writing that the attorney or law firm satisfies the above criteria and is aware of no conflict of interest or other prohibition under the applicable standards of professional conduct prevailing at that time that would result from or apply to the attorney's or law firm's service as Independent Counsel with respect to such Proceeding.

            (h) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

            (i) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

            (j) "WBCL" means the Wisconsin Business Corporation Law.

         Section 2. INDEMNIFICATION. The Corporation shall, in accordance with the provisions of this Article IX, indemnify and advance Expenses to any Indemnitee who is or was made a Party to a Proceeding by reason of such Indemnitee's Corporate Status, to the fullest extent permitted by the WBCL, other applicable law (including the Investment Company Act of 1940), and the Articles of Incorporation of the Corporation as then in effect.

         Section 3. PROCEDURE FOR ADVANCEMENT OF EXPENSES.

            (a) To receive advancement of Expenses in accordance with Section 2 of this Article IX, an Indemnitee, at any time prior to, during or following termination of a Proceeding, shall submit to the General Counsel of the Corporation a notice and statement of Expenses, which: (i) shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee in connection with the Proceeding; (ii) shall include or be preceded or accompanied by (x) a written affirmation of the Indemnitee's good faith belief that the Indemnitee's conduct that gave rise to the claims, issues or matters asserted against the Indemnitee in the Proceeding meets the standard of conduct necessary for indemnification by the Corporation in accordance with Sections 2 and 4 of this
Article IX, and (y) a written undertaking by or on behalf of the Indemnitee to repay any Expenses advanced with respect to any Proceeding, claim, issue or matter if it shall ultimately be determined that the Indemnitee is not entitled to indemnification with respect to such Proceeding, claim, issue or matter; and
(iii) shall specify whether any determination with respect thereto that may be made in accordance with Sections 3(b) and (c) of this Article IX shall be made by the Board of Directors or by Independent Counsel. The General Counsel of the Corporation, promptly upon receipt of a notice and statement of Expenses, shall advise the Board of Directors in writing that the Indemnitee has requested advancement of Expenses.

            (b) An Indemnitee shall be entitled to advancement of Expenses in connection with a Proceeding in accordance with Section 2 and Section 3(a) of this Article IX only if: (i) the Corporation is insured against losses arising by reason of the Corporation's lawful advancement of such Expenses (in which event the remaining provisions of this Section 3(b) shall not apply with respect thereto); or (ii) the Indemnitee gives adequate security to the Corporation for the undertaking to repay such amounts; or (iii) a determination is made that there is a basis for a reasonable belief that the Indemnitee ultimately will be found entitled to indemnification for and with respect to the Proceeding, or the claims, issues or matters with respect thereto for which the Indemnitee seeks advancement of Expenses.

                  (c) A determination in accordance with Section 3(b)(iii) of this Article IX shall be made in a resolution adopted by a majority of a quorum of the Board of Directors consisting of Disinterested Directors or, at the Indemnitee's option, by Independent Counsel selected or appointed in accordance with Section 4(c) of this Article IX, in a written opinion submitted to the Board of Directors, a copy of which shall be delivered to the Indemnitee.

            (d) If an Indemnitee is entitled to advancement of Expenses in accordance with Section 2 and Sections 3(a) through (c) of this Article IX, the Corporation shall pay or reimburse the Indemnitee for all Expenses for which a notice and statement of Expenses is submitted in accordance with Section 3(a) of this Article IX, within fifteen (15) days (i) after receipt by the Corporation of the notice and statement of Expenses, if Section 3(b)(i) of this Article IX applies thereto, (ii) after the Indemnitee gives adequate security to the Corporation for the undertaking to repay such amounts, if Section 3(b)(ii) of this Article IX applies thereto, or (iii) after a determination is made in accordance with Section 3(b)(iii) of this Article IX, if that Section applies thereto.

         Section 4. INDEMNIFICATION PROCEDURE; PAYMENT; COOPERATION.

            (a) To obtain indemnification hereunder, an Indemnitee shall submit a notice to the General Counsel of the Corporation that identifies the Proceeding and/or the claims, issues or matters with respect thereto for which indemnification is sought. The General Counsel of the Corporation, promptly upon receipt of such a request for indemnification, shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon  submission of a notice by an Indemnitee in accordance with
Section 4(a) of this Article IX, a determination of the Indemnitee's entitlement to indemnification shall be made as follows:

               (1) The Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Corporation, with respect to any Proceeding and/or any claim, issue or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by Indemnitee; or (ii) as to which a final decision on the merits has been made by the court or other body with jurisdiction over the Proceeding, in which the Indemnitee was not determined to be liable with respect to such Proceeding or claim, issue or matter asserted against the Indemnitee in the Proceeding or was not determined to have engaged in any Disabling Conduct that gave rise to any such liability or in which no other controlling standard was shown to apply that would prohibit the Corporation under applicable law from providing indemnification in accordance with applicable law; or (iii) as to which a court or arbitrator determines upon application that, despite such a determination of liability on the part of Indemnitee, but in view of all the circumstances of the Proceeding and of Indemnitee's conduct in a Corporate Status with respect thereto, Indemnitee is fairly and reasonably entitled to indemnification for such judgments, penalties, fines, amounts paid in settlement and Expenses as such court or arbitrator shall deem proper.

               (2) If Section 4(b)(1) of this Article IX does not apply, the Indemnitee shall be entitled to indemnification unless a reasonable determination is made that the Corporation is prohibited by applicable law from providing the requested indemnification. The determination shall be made either in a resolution adopted by the vote of a majority of a quorum of the Board of Directors consisting of Disinterested Directors or, if such a quorum is not obtainable or even if obtainable but such a quorum so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; provided however, the Corporation shall provide notice to Indemnitee within thirty (30) days following receipt of notice from Indemnitee in accordance with Section 4(a) of this Article IX, if the Board of Directors directs that such determination shall be made by Independent Counsel.

            (c) Independent Counsel shall be selected to make a determination of an Indemnitee's entitlement to indemnification or advancement of Expenses as follows:

               (1) The Indemnitee initially may select one or more but not more than five alternate attorneys or law firms who satisfy the criteria in Section 1(g) of this Article IX, by providing notice of such selection, together with the written confirmation provided for in Section 1(g)(iv) of this Article IX, for each such attorney or law firm, to the General Counsel of the Corporation, who shall promptly deliver copies of the notice to all members of the Board of Directors.

               (2) The Corporation, by a vote of a majority of a quorum of the Board of Directors consisting of Disinterested Directors (or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who are not at the time parties to the Proceeding and who were duly designated to act in the matter by a majority vote of a quorum of the Board of Directors, in which directors who are parties to the Proceeding may participate; or, if such a committee cannot be designated, then by a majority vote of a quorum of the Board of Directors, in which directors who are parties to the Proceeding may participate), may reject one or more of the attorneys or law firms selected by the Indemnitee for cause, which shall be limited to a showing by the Corporation that such attorney or law firm fails to satisfy one or more of the criteria in Section 1(g) of this
Article IX; provided however, the Corporation may reject for cause a law firm (or an attorney associated therewith) that has an AV rating by Martindale Hubbell Law Directory and fifty (50) or more attorneys, only on the basis that the Corporation has shown that the attorney or law firm fails to satisfy the criteria in Section 1(g)(i), (iii) or (iv) of this Article IX.

               (3) The Corporation shall provide notice to the Indemnitee, within thirty (30) days following receipt of the Indemnitee's notice of selection in accordance with Section 4(c)(1) of this Article IX, stating as to each attorney or law firm listed therein either that the Corporation does not object or that the Corporation rejects such selection for cause in accordance with Section 4(c)(2) of this Article IX, and stating the grounds therefor and providing a copy of the resolution of the Board of Directors evidencing such rejection. The Corporation will be deemed not to object to any attorney or law firm initially selected by the Indemnitee as to whom the Corporation does not provide timely notice of rejection in accordance herewith.

               (4) In the event the Corporation, in accordance with Sections 4(c)(2) and (3) of this Article IX, timely rejects for cause each of the attorneys or law firms initially selected by the Indemnitee: (i) the Indemnitee may select one or more but no more than five additional alternate attorneys or law firms in accordance with Section 4(c)(1) of this Article IX, which selection shall be subject to the Corporation's right of rejection for cause in accordance with Section 4(c)(2) of this Article IX.

               (5) Upon receipt of notice that the Corporation does not object to one or more attorneys or law firms initially selected by the Indemnitee in accordance with Sections 4(c)(1) through (4) of this Article IX, the Indemnitee shall confirm the selection of one such attorney or law firm as Independent Counsel in a notice to the General Counsel of the Corporation.

               (6) In the event a final selection of Independent Counsel has not occurred in accordance with Sections 4(c)(1) through (5) of this Article IX, and upon receipt of a demand in a notice from the Indemnitee, the Corporation shall immediately institute an action in an appropriate court of the State of Wisconsin with jurisdiction over the matter, naming the Indemnitee as a party thereto, and shall petition said court to appoint as Independent Counsel an attorney or law firm who satisfies the criteria in Section 1(g) of this Article IX, giving preference to the greatest extent possible to attorneys or law firms initially selected by the Indemnitee in accordance with this Section 4(c) of
Article IX, which selection shall be binding on the Indemnitee and the Corporation. In any such court action, the Corporation shall take all necessary steps to expedite a determination by the court, and shall have the burden of proof and persuasion to show, by clear and convincing evidence, that rejection for cause in accordance with Section 4(c)(2) of this Article IX is warranted as to each of the attorneys or law firms initially selected by the Indemnitee. The Corporation shall pay all attorneys' fees, costs and expenses incurred by the Corporation and/or by the Indemnitee in connection with any such court action.

            (d) Upon the selection or appointment of Independent Counsel in accordance with Section 4(c) of this Article IX, the Corporation: (i) shall execute such retention agreement as Independent Counsel reasonably may require, including without limitation any such agreement that obligates the Corporation to indemnify and hold harmless Independent Counsel with respect to services provided in that capacity; and (ii) shall pay all retainers, fees and expenses charged by Independent Counsel for or in connection with services provided in that capacity, within thirty (30) days following receipt of an itemized statement for same; provided however, Independent Counsel shall not be deemed to be disqualified from serving as such by virtue of the Corporation's compliance with this provision.

            (e) The  Indemnitee  and the  Corporation  shall  cooperate with the person(s) making a determination of the Indemnitee's entitlement to indemnification, including providing to such person(s) upon any reasonable advance request, any documentation or information that is not privileged and which is reasonably available to the Indemnitee or the Corporation and reasonably necessary to such determination; provided however, any and all documents or information provided in response to such request that are deemed confidential by the submitting party shall be held and used by the recipient on a confidential basis, and shall not be disclosed other than to the Corporation or the Indemnitee or used for any purpose other than to make such determination, except by order of court or in response to a subpoena or other compulsory process; provided further the failure of the Indemnitee to provide such assistance shall not limit or otherwise affect the Indemnitee's right to indemnification or advancement or payment of Expenses hereunder in connection with a specific Proceeding unless, and only to the extent, such failure is shown by the Corporation to have caused actual prejudice to the Corporation with respect thereto. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person(s) making such determination shall be paid directly by or reimbursed by the Corporation, irrespective of the determination as to Indemnitee's entitlement to indemnification.

            (f) If an Indemnitee is determined to be entitled to indemnification in accordance with Section 4(a) of this Article IX, the Corporation, within thirty (30) days after such determination: (i) shall pay all judgments, penalties, fines, amounts paid in settlement and Expenses for which the Indemnitee seeks indemnification and which have not already been paid or advanced by the Corporation; (ii) shall provide the Indemnitee with written evidence of satisfaction of such obligations; and (iii) shall issue a written release to the Indemnitee with respect to any undertaking previously provided by the Indemnitee in accordance with Section 3(a) of this Article IX to repay Expenses advanced by the Corporation. The Corporation shall pay any and all additional amounts for which the Indemnitee is entitled to indemnification within thirty (30) days after such amounts become due and payable.

         Section 5. REMEDIES OF THE INDEMNITEE.

            (a) An Indemnitee may institute an action in an appropriate court of The State of Wisconsin, or in any other court of competent jurisdiction, to enforce the Indemnitee's rights to indemnification or payment or advancement of Expenses hereunder, and/or to obtain a declaration of Indemnitee's entitlement to indemnification or advancement of Expenses hereunder, upon the happening of any one or more of the following events: (i) a determination is made in accordance with Section 4 of this Article IX that the Indemnitee is not entitled to indemnification; (ii) a determination is made in accordance with Section 3 of
Article IX that the Indemnitee is not entitled to advancement of Expenses, or advancement of Expenses is not made within the time provided therein; (iii) payment of indemnification is not made in accordance with Sections 4(f) of this
Article IX within the time provided therein; or (iv) at any other time that the Indemnitee is threatened by a loss of any right hereunder, or by the Corporation's failure to perform its obligations in accordance herewith. Alternatively, an Indemnitee, at the Indemnitee's sole option, may seek an award in arbitration to enforce such rights and/or obtain such a declaration, which shall be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Milwaukee, Wisconsin.

            (b) If a determination has been made or deemed to have been made in accordance with Sections 3 or 4 of this Article IX that Indemnitee is entitled to indemnification or advancement of Expenses, the Corporation shall be bound by such determination in any judicial or arbitration proceeding commenced in accordance with this Section 5 of Article IX, unless the court or arbitrator rules that entry of an order requiring indemnification or advancement of Expenses on the basis of this provision is prohibited by the WBCL or other applicable laws then in effect.


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

            (c)  The  Corporation  shall  be  precluded  from  asserting  in any judicial or arbitration proceeding commenced in accordance with this Section 5 of Article IX that the procedures of this Article are not valid, binding and enforceable, and shall stipulate in any such proceeding that the Corporation is bound by all the provisions of this Article IX, and that failure of the Corporation to comply with the provisions of this Article IX will cause irreparable and irremediable injury to the Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnitee may have at law or in equity with respect to a violation of this
Article IX, the Indemnitee will be entitled to injunctive or mandatory relief directing specific performance by the Corporation of the Corporation's obligations under this Article IX.

            (d) If an Indemnitee institutes a judicial or arbitration proceeding to enforce or declare the Indemnitee's rights under, or to recover damages for breach of, this Article IX, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by the Indemnitee in such proceeding (including any appeal therefrom or other court proceeding to enforce an arbitrator's ruling and award), but only if the Indemnitee substantially prevails therein; provided however, if it is determined in such a proceeding that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Corporation shall pay a portion of the Expenses incurred by the Indemnitee in connection with such proceeding, prorated based on the percentage of the indemnification and Expenses sought by the Indemnitee that are awarded to the Indemnitee.

            (e) The Corporation shall pay or reimburse an Indemnitee for all Expenses to which the Indemnitee is entitled in accordance with Section 5(d) of this Article IX (including all such Expenses incurred in connection with any appeal therefrom or other court proceeding to enforce an arbitrator's ruling and award), within fifteen (15) days following the later of (i) entry of a final judgment by the trial court or a final ruling by the arbitrator or (ii) receipt by the Corporation of each notice and statement of Expense with respect thereto; provided however, any such payment of Expenses shall be subject to the Indemnitee's written undertaking in accordance with Section 3(a) of this Article IX to repay any Expenses advanced with respect to any Proceeding, claim, issue or matter if it shall ultimately be determined that the Indemnitee is not entitled to indemnification with respect to such Proceeding, claim, issue or matter.

            (f) If and to the extent it is finally determined hereunder that an Indemnitee is not entitled to indemnification hereunder, or is entitled only to partial indemnification hereunder, the Indemnitee will reimburse the Corporation for all Expenses advanced by the Corporation pursuant hereto, or the proper proportion thereof, as the case may be, within 90 days after receipt of an itemized written statement therefor from the Corporation, provided that Indemnitee will have no obligation to reimburse the Corporation for any Expenses relating to cooperating with the Corporation in making its determination in accordance with Section 4(e) of this Article IX concerning whether or not the Indemnitee is entitled to indemnification or advancement of Expenses under this
Article IX.


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

         Section 6. NON-EXCLUSIVITY; AMENDMENT; NO PRESUMPTION. An Indemnitee's rights of indemnification and advancement of Expenses hereunder shall not preclude any other rights to indemnification or allowance of expenses to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Corporation, any written agreement between the Indemnitee and the Corporation, any insurance policy, a resolution of the Board of Directors, or a vote the Corporation's Shareholders. No amendment, alteration or repeal of this Article IX or of any provision hereof shall limit or restrict any right of an Indemnitee hereunder with respect to any action taken or omitted by the Indemnitee in a Corporate Status, or any Proceeding commenced or threatened, prior to such amendment, alteration or repeal. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, shall not, by itself, create a presumption that Indemnitee is not entitled to indemnification or advancement of Expenses under this Article IX.

         Section 7. INDEMNIFICATION OF AGENTS. An agent of the Corporation shall only be entitled to indemnification upon a determination by the Board of Directors or a committee appointed thereby, as evidenced by a resolution of the Board of Directors, that such agent shall be entitled to indemnification.

         Section 8. PERMISSIVE SUPPLEMENTARY BENEFITS. The Corporation may, but shall not be required to, supplement the rights under this Article IX by (i) the purchase of insurance on behalf of an Indemnitee, whether or not the Corporation would be obligated to indemnify such Indemnitee under this Article IX; and (ii) individual or group indemnification agreements with any one or more of such Indemnitees.

         Section 9. INVESTMENT COMPANY ACT. This Article IX shall not protect any person against any liability to the Corporation or any Shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 10. AMENDMENTS. References in this Article IX are to the WBCL and to the Investment Company Act of 1940, as from to time to time amended. No amendment of these Bylaws shall affect any right of any person under this
Article IX based on any event, omission or proceeding prior to the amendment.

                                    ARTICLE X

                                   AMENDMENTS

         Section 1. The Board of Directors shall have the power to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws.


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